EXHIBIT 10.23

FIRST AMENDMENT

TO

ALLERGAN, INC.

PENSION PLAN

(RESTATED 2008)

The ALLERGAN, INC. PENSION PLAN (the “Plan”) is hereby amended as follows:

1.	Effective January 1, 2008, Section 2.18 is hereby amended to read as follows:

“Eligible Retirement Plan.    “Eligible Retirement Plan” shall mean (i) an individual retirement account or annuity described in Code Section 408(a) or 408(b) or a Roth IRA described in Code Section 408A(b), (ii) a qualified retirement plan described in Code Section 401(a) or 403(a) that accepts Eligible Rollover Distributions, (iii) an annuity contract described in Code Section 403(b) that accepts Eligible Rollover Distributions, and (iv) an eligible plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Notwithstanding the foregoing, “Eligible Retirement Plan” shall refer only to (i) with respect to a Participant or Beneficiary who is a resident of Puerto Rico, a qualified retirement plan described in Code Section 401(a) or 403(a) that accepts Eligible Rollover Distributions and that is also a qualified plan under Puerto Rico Code Section 1165 and (ii) with respect to a non-spouse Beneficiary, an individual retirement account or annuity described in Code Section 408(a) or 408(b) or a Roth IRA described in Code Section 408A(b).”

2.	Effective February 24, 2009, Section 2.35 is hereby amended to read as follows:

“Qualified Joint and Survivor Annuity.    “Qualified Joint and Survivor Annuity” shall mean the form of pension benefit described in this Section. Under a Qualified Joint and Survivor Annuity, monthly payments to the Participant shall begin on the date provided in Article V and continue until the last day of the month in which the Participant’s death occurs. On the first day of the following month, monthly payments in an amount equal to 100% of the monthly payment to the Participant which is attributable to his or her Accrued Benefit shall begin to his or her surviving spouse but only if the spouse was married to the Participant on the date as of which payments to the Participant began. Payments to a surviving spouse under a Qualified Joint and Survivor Annuity shall end on the last day of the month in which the spouse’s death occurs. The anticipated payments under a Qualified Joint and Survivor Annuity shall be the actuarial equivalent of a pension in the form of a Single Life Annuity in the amount set forth in Article V.”

3.	Effective January 1, 2008, Section 5.6(b)(iv) is hereby amended to read as follows:

“(iv)    A benefit payable in a form other than a Single Life Annuity or Qualified Joint and Survivor Annuity described in subparagraph (iii) above shall be adjusted to the Actuarial Equivalent of a Straight Life Annuity before applying the limitations of this Section. Effective for Limitation Years commencing on or after January 1, 1995, Actuarial Equivalent for the form of benefit shall be determined using (1) the interest rate and mortality table specified in Appendix A or (2) 5% interest rate (or for lump sums or other benefits subject to Code Section 417(e)(3), the applicable interest rate under Code Section 415(b)(2)(E)(ii) as determined as provided in Appendix A) and the applicable mortality table under Code Section 415(b)(2)(E)(v), whichever produces the greater Actuarial Equivalent value. Effective for Limitation Years commencing on or after January 1, 2006, the Actuarial Equivalent for any form of benefit not subject to Code Section 417(e)(3) shall be equal to the greater of (1) the annual amount of the Straight Life Annuity commencing at the same annuity starting date that has the same actuarial present value as the form of benefit payable to the Participant, computed using a 5% interest rate and the mortality table specified in Appendix A.2(a)(i) or (2) the annual amount of the Straight Life Annuity payable under the Plan commencing at the same annuity starting date as the form of benefit payable to the Participant. Effective for Limitation Years commencing on or after January 1, 2006, the Actuarial Equivalent for any form of benefit subject to Code Section 417(e)(3) shall be equal to the greatest of (1) the annual amount of the Straight Life Annuity commencing at the same annuity starting date that has the same Actuarial Equivalent present value as the form of benefit payable to the Participant; (2) the annual amount of the Straight Life Annuity commencing at the same annuity starting date that has the same actuarial present value as the form of benefit payable to the Participant, using a 5.5% interest rate assumption and the mortality table specified in Appendix A.2(a)(i); or (3) the annual amount of the Straight Life Annuity commencing at the same annuity starting date that has the same actuarial present value as the form of benefit payable to the Participant, computed using the interest rate and mortality table specified in Appendix A.2, divided by 1.05; provided, however, for distributions in Plan Years beginning in 2004 and 2005, the actuarially equivalent Straight Life Annuity for purposes of adjusting any benefit payable in a form to which Code Section 417(e)(3) applies shall be equal to the greater of (1) or (2) of this Subsection (iv).”

4.	Effective January 1, 2008, the first sentence of Section 5.6(c) is hereby amended to read as follows:

“(c)    “For limitation years beginning on or after January 1, 2002 and before January 1, 2008, the Defined Benefit Dollar Limitation for any Participant shall be adjusted as follows:”

5.	Effective January 1, 2008, a new Section 5.6(e) is hereby added to read as follows:

“(e)    For Limitation Years beginning on or after January 1, 2008,

(i)

if a Participant’s pension begins prior to age 62, the determination of whether the limitation set forth in Subsection (a) of this Section 5.6 (the “Dollar Limit”) has been satisfied shall be made, in accordance with regulations prescribed by the Secretary of the Treasury, by reducing the Dollar Limit so that the Dollar Limit (as so reduced) is equal to an annual benefit payable in the form of a Straight Life Annuity, commencing when such benefit under the Plan commences, which is actuarially equivalent to a benefit in the amount of the Dollar Limit commencing at age 62; provided, however, if the Plan has an immediately commencing Straight Life Annuity commencing both at age 62 and the age of benefit commencement, then the Dollar Limit (as so reduced) shall equal the lesser of (1) the amount determined under Subsection (e)(i) without regard to this proviso or (2) the Dollar Limit multiplied by a fraction the numerator of which is the annual amount of the immediately commencing Straight Life Annuity under the Plan and the denominator of which is the annual amount of the Straight Life Annuity under the Plan, commencing at age 62, with both numerator and denominator determined in accordance with regulations prescribed by the Secretary of the Treasury; and

(ii)	if a Participant’s pension begins after age 65, the determination of whether the Dollar Limit has been satisfied shall be made, in accordance with regulations prescribed by the Secretary of the Treasury, by increasing the Dollar Limit so that the Dollar Limit (as so increased) is equal to an annual benefit payable in the form of a Straight Life Annuity, commencing when the benefit under the Plan commences, which is actuarially equivalent to a benefit in the amount of the Dollar Limit commencing at age 65; provided, however, if the Plan has an immediately commencing Straight Life Annuity commencing both at age 65 and the age of benefit commencement, the Dollar Limit (as so increased) shall equal the lesser of (i) the amount determined under this Subsection (e)(ii) without regard to this proviso or (ii) the Dollar Limit multiplied by a fraction the numerator of which is the annual amount of the immediately commencing Straight Life Annuity under the Plan and the denominator of which is the annual amount of the immediately commencing Straight Life Annuity under the Plan, commencing at age 65, with both numerator and denominator determined in accordance with regulations prescribed by the Secretary of the Treasury.”

6.	Effective January 1, 2008, a new Section 8.4 is hereby added to read as follows:

“Funding-Based Limits on Benefits.

(a)	The provisions of this Section 8.4 shall apply notwithstanding any other provision of the Plan. The following funding-based limitations shall apply to the Plan in accordance with Code Section 436 (or any successor provision):

(i)	No amendment which has the effect of increasing the liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect during any Plan Year in which such amendment may not take effect under the funding-based limitations of Code Section 436(c);

(ii)

No “prohibited payment” (within the meaning of Code Section 436) or any portion thereof shall be made under the Plan to a Participant with an annuity starting date (as defined in applicable Treasury Regulations) on or after the valuation date (or other applicable measurement date) in any Plan

Year to the extent that such payment or portion of such payment may not be made by the Plan under the limitations of Code Section 436(d);

(iii)	Benefit accruals under the Plan shall cease as of the valuation date (or other applicable measurement date) for the Plan Year in which such accruals are prohibited by the funding-based limitations of Code Section 436(e); and

(iv)	No unpredictable contingent event benefit (within the meaning of Code Section 436(b)) shall be payable under the Plan with respect to any event occurring during any Plan Year in which such benefit may not be provided pursuant to the funding-based limitations of Code Section 436(b).

(b)	The Company shall not be required (1) to make additional contributions to the Plan, (2) to provide additional security to the Plan, or (3) to alter the method or timing of any actuarial valuation, in order to avoid the application of the funding-based limitations set forth in this Section 8.4 and Code Section 436 (or any successor provision). Except to the extent required by law, the Plan shall not (i) restore any benefits that did not accrue, or make any payment in lieu of any benefits that are not paid, by reason of this Section 8.4 or Code Section 436 (or any successor provision), or (ii) provide any elections to Employees, former Employees, spouses or Beneficiaries that are not required by Code Section 436 (or any successor provision). The limitations described in Sections 8.4(a)(i), 8.4(a)(iii) and 8.4(a)(iv) shall cease to apply with respect to any Plan Year effective as of the time and in the manner provided in Code Section 436 and regulations and rulings issued thereunder.

(c)	The foregoing provisions of this Section 8.4 are intended to incorporate and comply with the requirements of Code Section 436 (or any successor provision). The Company shall interpret and apply such provisions in accordance with such section of the Code and the regulations, rulings and other guidance issued thereunder.”

7.	Effective January 1, 2008, the final sentence of Section 10.1 is hereby amended to read as follows:

“The Committee shall have the right to amend the Plan, subject to paragraphs (a) through (d) above, in accordance with the provisions of Section 9.6(f).”

8.	Effective January 1, 2008, Section A.2 of Appendix A is hereby amended to read as follows:

“A.2    The Actuarial Equivalent of a Participant’s nonforfeitable Accrued Benefit payable in the form of a lump sum benefit shall, for purposes of Section 6.5, be determined as follows:

(a)	The Actuarial Equivalent for a lump sum benefit with an Annuity Starting Date on or after January 1, 2008 shall mean an amount of equal actuarial value based on the Applicable Mortality Table and the Applicable Interest Rate where:

(i)	“Applicable Mortality Table” is the table prescribed by the Secretary of the Treasury pursuant to Code Section 417(e)(3); and

(ii)	“Applicable Interest Rate” is the interest rate set forth in Code Section 417(e)(3) for the November prior to the Plan Year in which the annuity starting date occurs.

(b)	The Actuarial Equivalent of a lump sum benefit with an Annuity Starting Date on or after July 1, 2002 and prior to January 1, 2008 shall mean an amount of equal actuarial value based on the Applicable Mortality Table and the Applicable Interest Rate where:

(i)	“Applicable Mortality Table” means the 1994 Group Annuity Reserving Table; and

(ii)	“Applicable Interest Rate” means the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the first full calendar month preceding the Plan Year that contains the annuity starting date.

(c)	The Actuarial Equivalent of a lump sum benefit with an Annuity Starting Date on or after January 1, 1995 and prior to July 1, 2002 shall mean an amount of equal actuarial value based on the Applicable Mortality Table and the Applicable Interest Rate where:

(i)	“Applicable Mortality Table” means the 1983 Group Annuity Mortality Table; and

(ii)	“Applicable Interest Rate” means the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the first full calendar month preceding the Plan Year that contains the annuity starting date.

(d)	The Actuarial Equivalent of a lump sum benefit with an Annuity Starting Date prior to January 1, 1995, shall mean an amount equal to the actuarial value based on the interest rate(s) which would be used (as of the first day of the Plan Year in which falls the annuity starting date) by the Pension Benefits Guaranty Corporation (PBGC) for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan and the 1971 GAM Mortality Table – Males (age set-back 2 years).”

9.	Effective January 1, 2009, a new Section A.3 is hereby added to Appendix A to read as follows:

“The Actuarial Equivalent of a Participant’s pension payable in the form of a level income option under Section 6.4(iv) with an Annuity Starting Date on or after January 1, 2009, shall be the greater of the benefit determined using the interest and mortality factors set forth in Section A.1(a) or the benefit using the interest and mortality factors set forth Section A.2(a) of this Appendix A.”

IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment to the Allergan, Inc. Pension Plan (Restated 2008) on this 12th day of October, 2009.

By:	/s/ Dianne Dyer-Bruggeman
Dianne Dyer-Bruggeman
Executive Vice President, Human Resources